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                                                                      EXHIBIT 21

                              List of Subsidiaries

Banana Republic (Apparel) Inc.                          California
Banana Republic (California) LLC                        Delaware
Banana Republic (East) L.P.                             California
Banana Republic (Florida) LLC                           California
Banana Republic (H.K.) Limited                          Hong Kong
Banana Republic (Holdings) Inc.                         California
Banana Republic (ITM) Inc.                              California
Banana Republic (Merchandise) Inc.                      California
Banana Republic (New York) LLC                          Delaware
Banana Republic Limited                                 England and Wales
Banana Republic Stores Pty. Ltd.                        New South Wales,
                                                          Australia
Banana Republic, Inc.                                   California
Banana Republic, Inc.                                   Delaware
GPS (Bermuda) Limited                                   Bermuda
GPS (Delaware), Inc.                                    Delaware
GPS (Great Britain) Limited                             England and Wales
GPS (International Investments) B.V.                    Amsterdam, The
                                                          Netherlands
GPS (Japan), Limited                                    Delaware
GPS (Maryland), Inc.                                    Maryland
GPS (Puerto Rico) Limited                               California
GPS (UK) Limited                                        California
GPS (USA) Limited                                       California
GPS Catalog, Inc.                                       California
GPS Employee Services, Inc.                             California
GPS Limited                                             California
GPS Management Services, Inc.                           California
GPS Realty Company Inc.                                 Delaware
Gap (Apparel), Inc.                                     California
Gap (Canada) Inc.                                       Canada
Gap (Deutschland) GmbH                                  Dusseldorf, Germany
Gap (ESO) Limited                                       England and Wales
Gap (Florida) LLC                                       California
Gap (France) SAS                                        Paris, France
Gap (Georgia) LP                                        California
Gap (ITM) Inc.                                          California
Gap (Indiana) LP                                        California
Gap (Ireland) Limited                                   Dublin, Ireland
Gap (Japan) K.K.                                        Tokyo, Japan
Gap (Kentucky) LP                                       California
Gap (Merchandise), Inc.                                 California
Gap (Netherlands) B.V.                                  Amsterdam, The
                                                          Netherlands
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Gap (Puerto Rico), Inc.                                 Puerto Rico
Gap (RHC) B.V.                                          Amsterdam, The
                                                          Netherlands
Gap (Tennessee) LP                                      California
Gap (Texas) LP                                          California
Gap (Wisconsin) LP                                      California
Gap Holdings, Inc.                                      California
Gap International Sourcing (California) Inc.            California
Gap International Sourcing (Holdings) Limited           Hong Kong
Gap International Sourcing (JV) LLC                     California
Gap International Sourcing (Mexico) S.A. de C.V.        Mexico
Gap International Sourcing (U.S.A.) Inc.                California
Gap International Sourcing Limited                      Hong Kong
Gap International Sourcing Pte. Ltd.                    Singapore
Gap International Sourcing, Inc.                        California
Gap International, Inc.                                 California
Gap Online, Inc.                                        California
Goldhawk B.V.                                           Amsterdam, The
                                                          Netherlands
Old Navy (Apparel) Inc.                                 California
Old Navy (California) LLC                               Delaware
Old Navy (East) L.P.                                    California
Old Navy (Florida) LLC                                  California
Old Navy (Holdings) Inc.                                California
Old Navy (ITM) Inc.                                     California
Old Navy (Merchandise) Inc.                             California
Old Navy Inc.                                           Delaware
Real Estate Ventures (Glastonbury), Inc.                Delaware
Real Estate Ventures (Glen Eagle), Inc.                 Delaware
Real Estate Ventures (Wheaton) Inc.                     Illinois
The Fisher Gap Stores Inc.                              California
The Gap (H.K.) Limited                                  Hong Kong
The Gap Limited                                         England and Wales